Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Jun 11 2021 11:33AM
Original ID: 2021-001012331

Profit Corporation
Articles of Incorporation

I. The name of the profit corporation is:
DIVA TECHNOLOGIES, INC.

II. The name and physical address of the registered agent of the profit corporation is:
AAA Corporate Services, Inc.
1620 Central Ave Ste 202
Cheyenne, WY 82001

III. The mailing address of the profit corporation is:
ONE GATEWAY CENTER
26TH FL
NEWARK, NJ 07102

IV. The principal office address of the profit corporation is:
2064 MARAZZANI DR
MARTINEZ, CA 94553

V. The number, par value, and class of shares the profit corporation corporation will have the authority to issue are:

Number of Common Shares:	100,000,000	Common Par Value:	$0.0010
Number of Preferred Shares:	10,000,000	Preferred Par Value:	$0.0010

VI. The name and address of each incorporator is as follows:
WAIS ASEFI
2064 MARAZZANI DR, MARTINEZ, CA 94553

FRANKLIN OGELE
ONE GATEWAY CENTER

VII. Additional Article:
Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all shareholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights. The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Wyoming, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following: A. series, priority, conversion, sinking funds, liquidation rights, if any consistent with Wyoming laws.

Signature: *FRANKLIN OGELE* Date: **06/11/2021**

Print Name:	**FRANKLIN OGELE**
Title:	**vice president**
Email:	**FOGELE@MSN.COM**
Daytime Phone #:	**(973) 277-4239**

Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: WAIS ASEFI, FRANKLIN OGELE

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☑ An Individual ☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	*FRANKLIN OGELE*	Date: **06/11/2021**
Print Name:	**FRANKLIN OGELE**	
Title:	**vice president**	
Email:	**FOGELE@MSN.COM**	
Daytime Phone #:	**(973) 277-4239**	

Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

AAA Corporate Services, Inc., whose registered office is located at **1620 Central Ave Ste 202, Cheyenne, WY 82001**, voluntarily consented to serve as the registered agent for **DIVA TECHNOLOGIES, INC.** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *FRANKLIN OGELE* Date: **06/11/2021**

Print Name: **FRANKLIN OGELE**

Title: **vice president**

Email: **FOGELE@MSN.COM**

Daytime Phone #: **(973) 277-4239**

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

DIVA TECHNOLOGIES, INC.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **11th** day of **June**, **2021** at **11:33 AM.**

Remainder intentionally left blank.

Filed Date: 06/11/2021

Edward A. Buchanan
Secretary of State

Filed Online By:

FRANKLIN OGELE

on 06/11/2021

AMENDED AND RESTATED
ARTICLES OF INCORPORATION

OF

DIVA TECHNOLOGIES, INC.
a Wyoming Corporation

Wais Asefi, hereby certifies that:

1. He is the Chief Executive Officer and President of Diva Technologies, Inc. a Wyoming corporation.

2. The Articles of Incorporation of this Corporation are amended and restated in their entirety to read as follows and supersede and take the place of the existing Articles of Incorporation and all prior amendments thereto and restatements thereof:

ARTICLE I - NAME OF THE PROFIT CORPORATION

The name of the Corporation shall be: RideBay Technologies, Inc.

ARTICLE II – THE NAME AND PHYSICAL ADDRESS OF THE REGISTERED AGENT OF THE PROFIT CORPORATION

The name and physical address of the profit corporation is:
AAA Corporate Services, Inc.
1620 Central Ave, Ste 202
Cheyenne, WY 82001

ARTICLE III – THE MAILING ADDRESS OF THE PROFIT CORPORATION

The mailing address of the profit corporation is:
One Gateway Center, 26th Fl
Newark, NJ 07102

ARTICLE IV – THE PRINCIPAL ADDRESS OF THE PROFIT CORPORATION

The principal address of the profit corporation is:
2064 Marazzani Dr
Martinez, CA 94553

ARTICLE V – PERPETUAL DURATION OF THE CORPORATION

The period of this Corporation's duration is perpetual.

ARTICLE VI - PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Wyoming Business Corporation Act other than the banking business, the trust Corporation business or the practice of a profession permitted to be incorporated by the Wyoming Business Corporation Act

ARTICLE VII - AUTHORIZED CAPITAL

A. The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is 100,000,000 par value of $.0010 per share Common Stock and 10,000,000 par value of $0.0010 Preferred Stock.

(1) Preferred Stock. The Board of Directors shall from time to time designate the Class of Preferred Shares, including preferences, limitations, restrictions, voting rights and relative rights and variations in the relative rights and preferences as between different series in accordance with the Wyoming Business Corporation Act.

(2) Common Stock. The holders of Common Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

B. Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends on the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

C. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

D. Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and non-assessable.

E. The Board of Directors shall have the authority to impose restrictions upon the transfer of the capital stock of the Corporation as it deems necessary in the best interests of the corporation or as required by law.

ARTICLE VIII - CUMULATIVE VOTING

Cumulative voting for the election of directors shall not be permitted.

ARTICLE IX - PREEMPTIVE RIGHTS

No holder of any stock of the Corporation shall be entitled, as a matter of right, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bonds, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares unless specifically authorized by the governing board of the Corporation.

ARTICLE X - GOVERNING BOARD

The governing board of this Corporation shall be known as directors, and the number of the directors may from time to time be increased or decreased in such manner as shall be permitted by the bylaws of this Corporation. There shall not be fewer than one member of the Board of Directors.

ARTICLE XII – SHAREHOLDER VOTING ON CORPORATE ACTIONS

Notwithstanding the requirements of Wyoming law, the affirmative vote or concurrence of the holders of at least 50% of the outstanding shares of the Corporation entitled to vote thereon are required to make effective all transactions that require shareholder approval under applicable law.

ARTICLE XIII - INDEMNIFICATION OF DIRECTORS OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS

A. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Wyoming law provided, however, that (A) the liability of directors is not limited or eliminated (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (B) the liability of directors is not limited or eliminated for any act or omission occurring prior to the date when these Articles of Incorporation becomes effective, or (vi) any of the acts set forth in section 17-16-202 of the Wyoming Business Corporations Act and (C) the liability of officers is not limited or eliminated for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

B. The Corporation shall advance expenses in advance of the final disposition of the case to or for the benefit of a director, officer, employee, fiduciary, or agent, who is party to a proceeding such as described in the preceding paragraph A to the maximum extent permitted by applicable law.

C. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation or other person entitled to indemnification existing at the time of such repeal or modification.

ARTICLE XIV - LIMITATIONS OF LIABILITY

A. Notwithstanding Wyoming law, specifically section 17-16-202 of the Wyoming Business Corporations Act, or the provisions of these Articles of Incorporation, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. If the Wyoming Business Corporations Act is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporations Act, as so amended.

B. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XV. ACTIONS OF SHAREHOLDERS

A. Meetings of shareholders shall be held at such time and place as provided in the bylaws of the Corporation or by resolution of the board of directors.

B. At all meetings of the shareholders, the presence of 50% of all votes entitled to be cast at the beginning of a meeting shall constitute a quorum.

C. Notwithstanding the provisions of these Articles, any action for which the Wyoming Business Corporations Act requires the approval of two-thirds of the shares or any class or series or voting group entitled to vote with respect thereto, unless otherwise provided in the Articles of Incorporation, shall require for approval, the affirmative vote of 50% of the shares or any class or series or voting group outstanding and entitled to vote thereon.

D. Any vote of the shareholders of the Corporation may be taken either:

(1) at a meeting called for such purpose or,

(2) by the written consent of the shareholders in lieu of a meeting provided that shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.

ARTICLE XVI – MISCELLANEOUS.

(a) The headings of the various sections and subsections of this Article are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Article.

(b) Whenever possible, each provision of this Article shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Article. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Article would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

ARTICLE XVII – NAME AND ADDRESS OF EACH INCORPORATOR

The name and address of each incorporator is as follows:

Wais Asefi
2064 Marazzani Dr
Martinez, CA 94553

Franklin Ogele
One Gateway Center, 26th Fl
Newark, NJ 07102

ARTICLE XVIII - CONFLICTING INTEREST TRANSACTIONS

No act, contract, or other transaction between the Corporation and one or more of its directors, officers, or employees, or between the Corporation and any corporation or association of which one or more of this Corporation's officers, directors, or employees are in any way interested, shall be affected or invalidated in any way because of such fact; provided, that such fact shall have been known to or disclosed to the Board of Directors of the Corporation prior to its authorization of such act, contract or other transaction. Any director or directors of the Corporation so interested may be present and may be counted in determining the existence of a quorum at any meeting of the Board of Directors which authorized or ratified such act, contract, or other transaction, and such director or directors may vote thereat with like force and effect as if they were not interested.

1. The foregoing Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors in accordance with the laws of the state of Wyoming.

2. The foregoing Amended and Restated Certificate of Incorporation has been duly approved by the required written consent of Shareholders in accordance with the laws of the state of Wyoming. The number of shares voting in favor of the Amended and Restated Certificate of Incorporation were 1,000,000 common shares which is 100% of the issued and outstanding shares of the Corporation. The percentage of vote required was more than 50.1%.

SIGNATURE

I consent on behalf of the business entity to accept electronic service of process at the required email address provided on the form under the circumstances specified in W.S. 17-28-104(e).

IN WITNESS WHEREOF, I have hereunto set my hands this 31st day of August 31, 2021, hereby declaring and certifying that the facts stated hereinabove are true.

Wais Asefi
Wais@textmunication.com